Exhibit 4.1
COUNTRYWIDE FINANCIAL CORPORATION
401(k) SAVINGS AND INVESTMENT PLAN
     THIS INDENTURE is made as of the 20th day of December, 2007, by Countrywide Financial Corporation, f/k/a Countrywide Credit Industries, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Primary Sponsor”).
INTRODUCTION
     The purpose of the Countrywide Financial Corporation 401(k) Savings and Investment Plan (the “Plan”) is to provide eligible employees of Countrywide Financial Corporation and of other participating employers with an opportunity to increase their savings on a tax-favored basis.
     The Plan is intended to (1) qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Internal Revenue Code of 1986, as amended, (2) qualify as a cash or deferred arrangement under Section 401(k) of the Code, and (3) comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended.
     The Plan originally was adopted by Countrywide Credit Industries, Inc. effective September 1, 1984.
     Effective October 1, 1991, the Countrywide Credit Industries, Inc. Profit Sharing Stock Ownership Plan (“ESOP”) was merged into the Plan and the ESOP accounts were transferred to the Plan. Effective thereafter, the Plan consisted of a profit-sharing plan with 401(k) and employee stock ownership plan features, and the portion of the Plan consisting of the ESOP accounts is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7)of the Code.
     The Plan was amended and restated effective January 1, 1992. The Plan was again amended and restated on May 6, 1996, and was again amended and restated effective as of January 1, 1997.
     The Primary Sponsor now wishes to amend and restate the Plan to reflect amendments made to the Plan since its last restatement and to comply with recent changes in the law
     The provisions of the Plan, as amended and restated herein, shall apply to Plan Years beginning on and after January 1, 2007, and only to members who have performed an Hour of Service on or after such date, except to the extent the provisions are required to apply at an earlier date or to any other members to comply with applicable law;
     NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan in its entirety, generally effective as of January 1, 2007, except as otherwise provided herein, to read as follows:

COUNTRYWIDE FINANCIAL CORPORATION
401(k) SAVINGS AND INVESTMENT PLAN

ARTICLE 1
DEFINITIONS
     Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:
     1.1 “Account” means a Participant’s aggregate balance in the following accounts, as adjusted pursuant to the Plan as of any given date:
     (a) “Salary Deferral Contribution Account,” which shall reflect a Participant’s interest in contributions made by a Plan Sponsor under Section 3.1.
     (b) “Employer Contribution Account” which shall reflect a Participant’s interest in Employer Matching Contributions, Employer Discretionary Contributions and/or Employer Limited Profit Sharing Contributions made on the eligible Participant’s behalf by a Plan Sponsor.
     (c) “ESOP Account” means that portion of a Participant’s Account attributable to the transfer of the Participant’s account under the Countrywide Credit Industries, Inc. Profit Sharing Stock Ownership Plan.
     (d) “Rollover Account,” which shall reflect a Participant’s interest in Rollover Amounts. The Plan will not accept an after-tax Rollover Amount.
     (e) “QMAC/QNEC Account,” which shall reflect a Participant’s interest in Qualified Matching Contributions and/or Qualified Nonelective Contributions made by a Plan Sponsor pursuant to Appendix C.
In addition, the Plan Administrator shall allocate the interest of a Participant in any funds transferred to the Plan in a trust-to-trust transfer (other than Rollover Amounts) or pursuant to the merger of another tax-qualified retirement plan with the Plan among the above accounts as the Plan Administrator determines best reflects the interest of the Participant.
     1.2 “Affiliate” means
     (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor,
     (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor,
     (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and
     (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Sections 414(b) and (c) above shall be as modified by Code Section 415(h).
     1.3 “Annual Compensation” means wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) paid to an Employee by a Plan Sponsor and Affiliates during a Plan Year (but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code Section 3401(a)(2)), to the extent not in excess of the Annual Compensation Limit for all purposes under the Plan except for purposes of determining who are Highly Compensated Employees. Notwithstanding the above, Annual Compensation shall be determined as follows:
(a) (1) for purposes of determining, with respect to each Plan Sponsor, the amount of contributions made by or on behalf of an Employee under Section 3, and
     (2) for purposes of applying the provisions of Appendix C hereto for such Plan Years as the Secretary of the Treasury may allow,
Annual Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was a Participant and shall exclude amounts paid for services after the Participant ceases to be an Eligible Employee;
     (b) for purposes of Article 3 only, excluding any amounts paid as moving expenses, shift differential, call-in pay and any other amounts paid on an irregular or discretionary basis as bonuses or special awards;
     (c) for purposes of Article 3 only, excluding amounts paid to or in respect of Employees who are on international assignment for expenses related directly to such assignment such as allowances and relocation expenses;
     (d) for all purposes under the Plan, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code Section 125, 132(f)(4), 402(g)(3) or 457; and
     (e) for purposes of Appendix A only, including amounts includible in gross income of an Employee under Code Section 409A or 457(f)(l)(A) or because amounts are constructively received by the Employee.
Notwithstanding the foregoing, if, for any Plan Year, the average percentage of Annual Compensation exclusive of shift differential, call-in pay and any other amounts paid on an irregular or discretionary basis as bonuses or special awards included under the foregoing definition of Annual Compensation for Highly Compensated Employees exceeds by more than a de minimis amount the average percentage of Annual Compensation exclusive of shift differential, call-in pay and any other amounts paid on an irregular or discretionary basis as bonuses or special awards included under the foregoing definition of Annual Compensation for Employees who are not Highly Compensated Employees (as determined in accordance with Treasury Regulations Section 1.414(s)-l(d)(3)), then amounts attributable to shift differential, call-in pay and any other amounts paid on an irregular or discretionary basis as bonuses or special awards shall be included in Annual Compensation for the Plan Year for purposes of determining the allocation of contributions made pursuant to Sections 3.3 and 3.4 and Appendix C.
     1.4 “Annual Compensation Limit” means the limit on Annual Compensation that may be taken into account for Plan allocation purposes under Code Section 401(a)(17), which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.
     1.5 “Approved Absence” means an Employee’s approved leave of absence from employment because of illness, disability, pregnancy, educational pursuits, service as a juror, or temporary employment with a government agency, or other leave of absence approved by the Plan Sponsor or Affiliate. An Approved Absence also includes any leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993 or applicable state law. The Plan Sponsor or Affiliate that employs the Employee shall determine the first and last days of any Approved Absence.
     1.6 “Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a Participant’s Disability made pursuant to Article 12.
     1.7 “Beneficiary” means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, no person designated is alive at the date of the Participant’s death, no trust has been established, or no successor Beneficiary has been designated who is alive, the term “Beneficiary” means:
     (a) the Participant’s spouse in a marriage involving a legal union between two persons, or
     (b) if no such spouse is alive at the date of the Participant’s death, the deceased Participant’s estate.
Notwithstanding the preceding sentence, a spouse described in Section 1.7(a) shall be a Participant’s Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust and the spouse’s consent acknowledges the effect of the designation and is witnessed by a notary public. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of a spouse described in Section 1.7(a) under the terms of the preceding sentence unless the spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a “qualified domestic relations order” (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse’s legal guardian shall be deemed to be consent by the spouse. If, subsequent to the death of a Participant, the Participant’s Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, shall be the Beneficiary or, if there is no successor Beneficiary, then the deceased Participant’s estate.
     Upon the receipt of written proof of the dissolution of marriage of a Participant with a spouse described in Section 1.7(a), any earlier designation of that former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless, prior to payment of benefits on behalf of the Participant:
     (1) the Participant executes and delivers another Beneficiary designation that complies with the Plan and that clearly names such former spouse as a Beneficiary; or
     (2) there is delivered to the Plan a qualified domestic relations order in accordance with Section 414(p) of the Code providing that the former spouse is to be treated as the Beneficiary.
In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.
     1.8 “Board of Directors” means the Board of Directors of the Primary Sponsor.
     1.9 “Break in Service” means the failure of an Employee, in connection with a Termination of Employment other than by reason of death, Disability or reaching a Retirement Date, to complete more than 500 Hours of Service in a Plan Year.
     1.10 “Code” means the Internal Revenue Code of 1986, as amended.
     1.11 “Company Stock” means the common stock of Countrywide Financial Corporation.
     1.12 “Deferral Amount” means a contribution of a Plan Sponsor on behalf of a Participant pursuant to Section 3.1.
     1.13 “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
     1.14 “Disability” means, with respect to any Participant, a disability with respect to which he or she is eligible for and is receiving benefits under the Plan Sponsor’s or Affiliate’s long term disability plan.

     1.15 “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the spouse or former spouse. A non-spouse Beneficiary of a deceased Participant who is either an individual or an irrevocable trust where the beneficiaries of such trust are identifiable and the trustee provides the Plan Administrator with a final list of trust beneficiaries or a copy of the trust document by October 31 of the year following the Participant’s death, shall be a Distributee with regard to the interest of the deceased Participant, but only if the Eligible Rollover Contribution is transferred in a direct trustee-to-trustee transfer to an Eligible Retirement Plan which is an individual retirement account described in Section 408(a) or an individual retirement account described in Section 408(b) (other than an endowment contract).
     1.16 “Elective Deferrals” means, with respect to any taxable year of the Participant, the sum of:
     (a) any Deferral Amounts;
     (b) any contributions made by or on behalf of a Participant under any other qualified cash or deferred arrangement as defined in Code Section 401(k), whether or not maintained by a Plan Sponsor, to the extent such contributions are not or would not, but for Code Section 402(g)(l) be included in the Participant’s gross income for the taxable year; and
     (c) any other contributions made by or on behalf of a Participant pursuant to Code Section 402(g)(3).
     1.17 “Eligibility Service” means the completion of an Employee’s first Hour of Service.
     1.18 “Eligible Employee” means any Employee of a Plan Sponsor other than an Employee who is:
     (a) covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan;
     (b) a Leased Employee with respect to a Plan Sponsor who is treated as a Leased Employee by a Plan Sponsor in accordance with such employer’s usual employment policies and procedures;
     (c) deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o);
     (d) any individual who is eligible to participate in another tax-qualified profit sharing plan with a cash or deferred arrangement sponsored or maintained by a Plan Sponsor;

     (e) any individual who is a nonresident alien who receives no compensation from sources within the United States (within the meaning of 861(a)(3) of the Code);
     (f) any individual not classified by the Plan Sponsor as an employee on the Plan Sponsor’s payroll records, although the individual is later determined to have been misclassified. An individual who (1) is considered an Employee solely by reason of being classified by a Plan Sponsor as a Leased Employee, (2) is classified by a Plan Sponsor as an independent contractor or (3) is performing services under a professional employer organization agreement or arrangement or under any similar arrangement with a third party, shall not be an Eligible Employee, regardless of whether, for employment tax or other purposes, the individual is subsequently determined not to be a Leased Employee or independent contractor. For purposes of determining eligibility under the Plan, the classification to which an individual is assigned by a Plan Sponsor shall be final and conclusive, regardless of whether a court or other entity subsequently finds that such individual should have been assigned to a different classification.
     1.19 “Eligible Retirement Plan” means, effective for distributions made on and after January 1, 2008, any of the following that will accept a Distributee’s Eligible Rollover Distribution:
     (a) an individual retirement account described in Code Section 408(a);
     (b) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);
     (c) an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b), unless the Distributee is a non-spouse Beneficiary of a deceased Participant;
     (d) a qualified trust described in Code Section 401(a), unless the Distributee is a non-spouse Beneficiary of a deceased Participant; or
     (e) an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan, unless the Distributee is a non-spouse Beneficiary of a deceased Participant.
     Effective for distributions after December 31, 2005, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.
     1.20 “Eligible Rollover Distribution” means any distribution of all or any portion of the Distributee’s Account, except that an Eligible Rollover Distribution does not include:
     (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the

Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;
     (b) any distribution to the extent such distribution is required under Code Section 401(a)(9);
     (c) any distribution which is made upon hardship of the Employee;
     (d) except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities); and
     (e) if the Distributee is a non-spouse Beneficiary of a deceased Participant, any distribution other than a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).
     “Eligible Rollover Distribution” shall include any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:
     (1) an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or
     (2) a qualified trust as described in Code Section 401(a) but, effective January 1, 2008, only to the extent that:
     (A) the distribution is made in a direct trustee-to-trustee transfer; and
     (B) the transferee plan agrees to separately account for amounts transferred.
     1.21 “Employee” means any person who is:
     (a) a common law employee of a Plan Sponsor or an Affiliate;
     (b) a Leased Employee with respect to a Plan Sponsor; or
     (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).
     1.22 “Employer Contribution Eligibility Computation Period” means (a) for Plan Years commencing prior to January 1, 2008, (i) the
12-consecutive calendar month period beginning with the calendar month in which an Employee’s Employment Commencement Date occurs and ending on the first anniversary of such date if the Employee has completed 1,000 or more Hours of Service during such period, or (ii) in the case of an Employee who fails to complete 1,000 or more Hours of Service during his first Employer Contribution Eligibility Computation Period, any Plan Year commencing after the Employee’s Employment Commencement Date during which the Employee completes 1,000 or more Hours of Service; and (b) for Plan Years commencing on and after January 1, 2008, the completion of a twelve-consecutive-month Period of Service beginning on the date the Participant first performs an Hour of Service upon his Employment Commencement Date or Employment Recommencement Date.
     1.23 “Employer Discretionary Contributions” means the contributions made by a Plan Sponsor on behalf of Participants as described in Section 3.3.
     1.24 “Employer Limited Profit Sharing Contributions” means the contributions made by a Plan Sponsor on behalf of Participants as described in Section 3.4.
     1.25 “Employer Matching Contributions” means the contributions made by a Plan Sponsor on behalf of Participants as described in Section 3.2.
     1.26 “Employment Commencement Date”means the date on which an Employee first performs an Hour of Service.
     1.27 “Employment Recommencement Date”
     (a) For Plan Years beginning prior to January 1, 2006, “Employment Recommencement Date” means the first day on which an Employee is entitled to be credited with an Hour of Service for the Plan Sponsor or an Affiliate following a Break in Service.
     (b) For Plan Years beginning on January 1, 2006, “Employment Recommencement Commencement Date” means the first date on which the Employee performs an Hour of Service following a Period of Severance.
     1.28 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     1.29 “Fiduciary” means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.
     1.30 “Fund” means the amount at any given time of cash and other property held by the Trustee pursuant to the Plan.
     1.31 “Highly Compensated Employee” means with respect to a Plan Year, each Employee who:
     (a) was at any time during the Plan Year or the immediately preceding Plan Year an owner of more than five percent (5%) of the outstanding stock of a Plan Sponsor or Affiliate or more than five percent (5%) of the total combined voting power of all stock of a Plan Sponsor or Affiliate; or
     (b) received Annual Compensation in excess of the dollar limit adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury, as in effect under Code Section 414(q)(l)(B) for the calendar year during which the Plan Year in question begins) during the immediately preceding Plan Year and was in the top-paid group of employees for such preceding year.
     (c) is a former Employee who met the requirements of Subsection (a) or (b) at the time the former Employee separated from service with the Plan Sponsor or an Affiliate or at any time after the former Employee reached age 55. The determination of who is a former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year in accordance with Treasury Regulation Section 1.414(q)-l T, Q&A-4 and Notice 97-45 or later guidance under the Code.
     Pursuant to Code Section 414(q)(3), an employee is in the top-paid group for any year if an Employee is in the group consisting of the top twenty percent (20%) of Employees of the Plan Sponsor ranked on the basis of Annual Compensation determined, without regard to the Annual Compensation Limit, paid to Employees during such year (the “top-paid group”).
     1.32 “Hour of Service” means:
     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;
     (b) Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;
     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (g);
     (d) Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work due to an Approved Absence or Maternity or Paternity Leave of Absence (1) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (2), in any other case, in the next following computation period. During such absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight (8) hours per day. Credit shall be given only after the Employee has furnished to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence is for a reason described herein;
     (e) Without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for the purpose of avoiding a Break in Service and such other purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the “FMLA”) and similar state law, each hour (as determined pursuant to the FMLA) for which an Employee is granted leave under the FMLA (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job;
     (f) Effective prior to January 1, 2006, for Employees for whom the Plan Sponsor or an Affiliate does not maintain records sufficient to determine Hours of Service, Hours of Service shall be credited for each payroll period of the Employee for which the Employee receives or is entitled to receive compensation as follows:

Payroll Period	Hours of Service Credited
(1) Daily	10
(2) Weekly	45
(3) Bi-Weekly	90
(4) Semi-Monthly	95
(5) Monthly	190
     (g) The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate; and
     (h) In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, or if an Employee of a Plan Sponsor was previously employed by an entity that is under common control or ownership with the Plan Sponsor, as determined by the Board of Directors of the Plan Sponsor, then service of an Employee who was employed by the prior corporation or entity shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor which authorizes the counting of such service.
     1.33 “Investment Committee” means a committee, which may be established to direct the Trustee with respect to investments of the Fund.
     1.34 “Investment Fund” means individual subfunds of the Fund as may be established by the Plan Administrator from time to time for the investment of the Fund.
     1.35 “Investment Manager” means a Fiduciary, other than the Trustee, the Plan Administrator, or a Plan Sponsor, who may be appointed by the Primary Sponsor:
     (a) who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and
     (b) who
     (1) is registered as an investment adviser under the Investment Advisers Act of 1940;
     (2) is a bank as defined in the Investment Advisers Act of 1940; or
     (3) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and
     (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.
     1.36 “Leased Employee” means any individual other than an Employee of the Plan Sponsor who, pursuant to an agreement between the Plan Sponsor and a leasing organization, has performed services for the Plan Sponsor or an Affiliate or for related persons determined in accordance with Code Section 414(n)(6), on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Plan Sponsor.
     1.37 “Maternity or Paternity Leave of Absence” means an Approved Absence from work by reason of the Employee’s pregnancy, birth of a child of the Employee, placement of a child with the Employee in connection with adoption, or any absence for purposes of caring for such a child for a period immediately following such birth or placement.
     1.38 “Named Fiduciary” means only the following:
     (a) the Plan Administrator;
     (b) the Trustee;

     (c) the Investment Manager and Investment Committee (but only for such periods investment authority has been delegated to each by the Primary Sponsor); and
     (d) the Appeals Fiduciary.
     1.39 “Normal Retirement Age” means age 65.
     1.40 “One-Year Period of Severance” shall mean any 12-consecutive month period beginning on a Severance from Service Date or any anniversary thereof, provided that the Employee during any such 12-consecutive-month period fails to perform an Hour of Service.
     1.41 “Plan” means the Countrywide Financial Corporation 401(k) Savings and Investment Plan, as stated herein and as may be amended from time to time.
     1.42 “Participant” means any Employee or former Employee who has become a participant in the Plan for so long as his Account balance has not been fully distributed pursuant to the Plan.
     1.43 “Period of Service” means the aggregate of all periods commencing on the Employee’s Employment Commencement Date, or Employment Recommencement Date, and ending on a Severance Date, except to the extent otherwise provided in this Section. Period of Service shall also include the following periods:
     (a) the period beginning on the Employee’s Severance Date resulting from a quit, discharge or retirement and ending on the date the Employee again performs an Hour of Service thereafter, if the Employee performs such Hour of Service before the expiration of the first anniversary of such Severance Date, and
     (b) the period beginning on the Employee’s Severance Date resulting from a quit, discharge or retirement during an absence from work of twelve months or less for any reason other than a quit, discharge or retirement and ending on the date the Employee again performs an Hour of Service thereafter, if the Employee performs such Hour of Service before the first anniversary of the absence from work.
Period of Service shall not include the period between the first anniversary and the second anniversary of the first date of absence from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for the child for a period immediately following its birth or placement.
     1.44 “Period of Severance” means the period of time commencing on a Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service.
     1.45 “Plan Administrator” means the organization or person designated to administer the Plan by the Primary Sponsor and, in lieu of any such designation, means the Primary Sponsor.

     1.46 “Plan Sponsor” means individually the Primary Sponsor, all wholly-owned subsidiaries of the Primary Sponsor in existence as of January 1, 2007, and any other Affiliate or entity which has adopted the Plan and Trust.
     1.47 “Plan Year” means the calendar year.
     1.48 “Retirement Date” means the date on which the Participant terminates employment on or after reaching Normal Retirement Age.
     1.49 “Rollover Amount” means any amount transferred to the Fund by a Participant, which amount qualifies as an eligible rollover distribution under Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), or 457(e)(16), and any regulations issued thereunder.
     1.50 “Severance Date” means the earlier of (a) the date on which an Employee quits, is discharged, retires or dies, or (b) the first anniversary of the first date of a period in which an Employee remains absent from work (with or without pay) with the Plan Sponsor or Affiliate for any other reason. Notwithstanding the foregoing, the Severance Date of an Employee who is absent from work beyond the first anniversary of the first date of absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for the child for a period immediately following its birth or placement, is the second anniversary of the first date of absence from work. The Plan Administrator may require an Employee to provide to it timely information to establish the reason for any such absence hereunder and the number of days for which there was such an absence.
     1.51 “Termination Completion Date” means the last day of the fifth consecutive Break in Service computation period, determined under the Section which defines Break in Service, in which a Participant completes a Break in Service.
     1.52 “Termination of Employment” means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Section 7.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(1).
     1.53 “Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund or any successor agreement.
     1.54 “Trustee” means the trustee under the Trust.

     1.55 “Valuation Date” means each regular business day or any other day which the Plan Administrator declares to be a Valuation Date, provided, however, that the last business day of each Plan Year will always be a Valuation Date and the selection of other Valuation Dates may not result in discrimination prohibited by Code Section 401(a)(4).
     1.56 “Vesting Service”
     (a) For Plan Years beginning before January 1, 2006, “Vesting Service” means any Plan Year during which the Employee is credited with at least 1,000 Hours of Service with the Plan Sponsor or an Affiliate; and
     (b) For Plan Years beginning on and after January 1, 2006, for purposes of determining an Employee’s vested status under the Plan, Vesting Service means a Period of Service commencing on the Employee’s Employment Commencement Date or Employment Recommencement Date, whichever is applicable, and ending on the Severance from Service Date.
Except as authorized by the Primary Sponsor, an Employee shall not receive credit for any Vesting Service with an Affiliate prior to the date on which such company first became an Affiliate.
     (c) For Plan Years beginning prior to January 1, 2006, if a Participant is reemployed by the Plan Sponsor or an Affiliate after a Break in Service, the following special rules shall apply in determining the Participant’s Vesting Service for the purpose of crediting service for vesting:
     (1) In the case of a Participant who is reemployed before the occurrence of five (5) consecutive Breaks in Service:
     (A) Vesting Service completed prior to such break will not be taken into account until the Participant has completed a year of Vesting Service following his or her Employment Recommencement Date; and
     (B) both pre-break and post-break Vesting Service will count in vesting his or her pre-break and post-break Account balances.
     (2) In the case of a Participant who is reemployed after the occurrence of five (5) or more consecutive Breaks in Service (or who is reemployed prior to such occurrence but does not make the repayment provided for in Section 7.3(b)):
     (A) separate Employer Contribution Accounts will be maintained to reflect the Participant’s pre-break and post-break Account balances; and
     (B) all Vesting Service after such Breaks in Service will be disregarded for the purposes of vesting the pre-break Account balance, but both pre-break and post-break Vesting Service will count for purposes of vesting the Account balance that accrues after such break.
     (d) For Plan Years beginning on and after January 1, 2006, the following rules shall apply for the purpose of crediting Vesting Service:
     (1) A Participant shall be credited with a number of years of Vesting Service equal to the number of whole years of Vesting Service, whether or not consecutive. For purposes of this rule, less than whole years will be aggregated on the basis that twelve (12) months of service (thirty (30) days are deemed to be a month in the case of fractional months), or 365 days shall equal a whole year of service. Any remaining less than whole year, twelve (12)-month or 365-day Period of Service will be disregarded.
     (2) If a Participant severs from service by reason of a quit, discharge or retirement and then performs an Hour of Service within twelve (12) months of the Severance from Service Date, the Period of Severance shall be credited.
     (3) If a Participant severs from service by reason of a quit, discharge or retirement during an absence from service of twelve (12) months or less for any reason other than a quit, discharge, retirement or death and then performs an Hour of Service within twelve (12) months of the date on which the Participant was first absent from service, the Period of Severance shall be credited.
     (4) In the case of a nonvested Participant who incurs five (5) or more One-Year Periods of Severance, the Period of Service completed before such Periods of Severance shall not be credited for vesting purposes.
     (5) If a Participant is vested and is reemployed by a Plan Sponsor or an Affiliate after a Period of Severance, and if the Employment Recommencement Date occurs either after five (5) or more consecutive One Year Periods of Severance, and the Participant did not request a distribution, or occurs prior to five (5) or more consecutive One Year Periods of Severance, and the Participant makes the repayment provided for in Section 7.3(b), Periods of Service completed prior to such severance will be credited upon the Employment Recommencement Date.
     (e) Notwithstanding the foregoing provisions of this Section, the following additional rules shall apply for the purpose of crediting Vesting Service. For the Plan Year beginning January 1, 2006, a Participant shall be credited with service equal to the greater of (1) the Period of Service that would be credited under Section 1.56(b) for the Employee’s service from January 1, 2006 through December 31, 2006, or (2) the service that would be credited to the Employee under Section 1.56(a) for the Plan Year beginning January 1, 2006. If Section 1.56(c)(2) applies to an Employee, that Employee’s service shall be calculated under Section l.56(b) commencing January 1, 2007, unless, without regard to this Section 1.56(e), the Employee’s Period of Service would be greater if the Employee’s service were calculated under Section 1.56(b) commencing January 1, 2006.

ARTICLE 2
ELIGIBILITY
     2.1 New Hires. Each Eligible Employee shall become a Participant coinciding with the later of:
     (a) his Employment Commencement Date, or
     (b) the date he attains age 21.
     2.2 Employees Who Become Eligible Employees. If an individual is not an Eligible Employee on the date such individual would otherwise become a Participant pursuant to Section 2.1, such individual shall become a Participant as of the first date thereafter on which he or she is an Eligible Employee.
     2.3 Existing Participants. Each individual who was a Participant on December 31, 2006, shall continue to be a Participant as of January 1, 2007.
     2.4 Former Participants Rehired. Each former Participant who is reemployed by a Plan Sponsor shall become a Participant upon completing an Hour of Service following his reemployment as an Eligible Employee.
     2.5 Former Employees Rehired. Each former Employee who experiences a Termination of Employment with a Plan Sponsor before becoming a Participant as of the latest of the date:
     (a) of his Employment Recommencement Date,
     (b) would have become a Participant if he had not incurred a Termination of Employment (e.g., attained age 21), or
     (c) becomes an Eligible Employee.
     2.6 Eligibility for Employer Contributions. Subject to the additional requirements of Section 3, the following provisions apply for purposes of determining a Participant’s eligibility to receive allocations of Employer Matching Contributions, Employer Discretionary Contributions and/or Employer Limited Profit Sharing Contributions:
     (a) An otherwise eligible Participant shall become eligible to receive allocations of Employer Matching Contributions, Employer Discretionary Contributions and/or Employer Limited Profit Sharing Contributions upon the date he or she completes the Employer Contribution Eligibility Period, if he or she is then a Participant.
     (b) If an Employee is not an Eligible Employee on the date he or she would otherwise become eligible to receive allocations of Employer Matching Contributions, Employer Discretionary Contributions and/or Employer Limited Profit Sharing

Contributions pursuant to Section 2.6(a), such individual shall become so eligible as of the date thereafter on which he or she becomes a Participant.
     (c) If an Eligible Employee incurs a Break in Service or, for Plan Years beginning on and after January 1, 2006, a Period of Severance, before he or she completes the Employee Contribution Eligibility Period, and he or she later is reemployed as an Eligible Employee, he or she shall be treated as a new Employee at the time of his or her Reemployment Commencement Date for purposes of this Section 2.6.
     2.7 Cessation of Eligibility to Participate. If a Participant transfers employment to a non-Plan Sponsor, experiences a Termination of Employment or ceases to be an Eligible Employee, his or her participation in the Plan with respect to making or receiving contributions will cease as of the date he or she ceases to be an Eligible Employee.
     2.8 Data. Each Employee shall furnish to the Plan Administrator such data as the Plan Administrator may consider necessary for the determination of the Employee’s rights and benefits under the Plan and shall otherwise cooperate fully with the Administrator in the administration of the Plan.
     2.9 Rollovers. Solely for the purpose of contributing a Rollover Amount to the Plan, an Eligible Employee who has not yet become a Participant pursuant to any other provision of this Section 2 shall become a Participant as of the date on which the Rollover Amount is contributed to the Plan.
ARTICLE 3
CONTRIBUTIONS
3.1 (a) Deferral Amounts. The Plan Sponsor shall make a contribution to the Fund on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund. The election must be made before the portion of his Annual Compensation is payable, may apply only to Annual Compensation earned prior to attaining the Annual Compensation Limit and may only be made in such manner and subject to such additional rules and limitations as the Plan Administrator may prescribe and shall specify the percentage of Annual Compensation that the Participant desires to defer and to have contributed to the Fund. The contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1(a) shall be in an amount equal to the amount specified in the Participant’s deferral election, stated as a whole percentage from one percent to forty percent (40%) of the Participant’s Annual Compensation, but will apply only to the portion of Annual Compensation payable subsequent to the acceptance of the deferral election. Pursuant to Section 4 of Appendix C, the Plan Administrator may further restrict the amount which Highly Compensated Employees may defer under this Section 3.1(a).
     (b) Limit on Deferral Amounts. Except to the extent permitted under Section 3.1(c) and Code Section 414(v), Elective Deferrals shall in no event exceed the limit under Code Section 402(g) (as adjusted in future years by the Secretary of the Treasury)

(the “Code Section 402(g) limit”), in any one taxable year of the Participant. In the event the amount of Elective Deferrals exceeds Code Section 402(g) limit, as adjusted, in any one taxable year then,
     (1) not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant’s Deferral Amounts which consist of excess Elective Deferrals, and
     (2) not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted to reflect income, gain, or loss attributable to it through the end of the Plan Year, and reduced by any “Excess Deferral Amounts,” as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year.
     The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan. In the event that a Participant’s Elective Deferrals exceed the Code Section 402(g) limit, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates.
     (c) Catch-Up Contributions. A Participant who is eligible to contribute Deferral Amounts to the Plan and who has attained or will attain age 50 on or before the last day of the Plan Year shall be eligible to elect to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and have such portion contributed to the Fund on his behalf as catch-up contributions (“Catch-Up Contributions”) in excess of the limits on Deferral Amounts set forth in Section 3.1(a) or 3.1(b) or any limit otherwise established by the Plan Administrator with respect to Highly Compensated Employees under Section 3.1(a). In addition, amounts contributed pursuant to Section 3.1(a) or this Section 3.1(c) may be treated as Catch-Up Contributions to the extent such amounts exceed any limit on Deferral Amounts that may be determined pursuant to Section 3 of Appendix C hereto (this limit and the limits in the preceding sentence being collectively referred to as the “Applicable Deferral Limits”).
     Any election under this Section 3.1(c) must be made before the portion of Annual Compensation that the Participant desires to defer is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the amount of Annual Compensation that the Participant desires to defer and to have contributed to the Fund. Catch-Up Contributions made pursuant to this Section 3.1(c) by a Participant shall be in an amount equal to the amount specified in the Participant’s deferral agreement and may be made on a payroll period basis or an annual basis in accordance with the administrative procedures provided by the Plan Administrator, but shall in no event shall the contributions exceed the limit on Catch-Up Contributions under Code Section 414(v) in any calendar year, as adjusted in future years by the Secretary of the Treasury (the “Code Section 414(v) limit”).

     Contributions made pursuant to this Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Section 3.1(a), 3.l(b) and Appendix A hereto. The Plan shall not be treated as failing to satisfy the provisions of Appendix B or Appendix C, as applicable, by reason of the making of the Catch-Up Contributions as described in this Section 3.1(c).
     The portion of the contribution made by a Plan Sponsor under this Section 3.1(c) that will be treated as Catch-Up Contributions will be determined as of the last day of the Plan Year. Amounts contributed by a Plan Sponsor pursuant to this Section 3.1(c) or recharacterized pursuant to Section 3 of Appendix C that do not exceed the Applicable Deferral Limits will not be treated as Catch-Up Contributions but will be treated as Deferral Amounts. Amounts contributed pursuant to this Section 3.1(c) that exceed the Applicable Deferral Limits will be treated as Catch-Up Contributions; provided, however, that the contribution under this Section 3.1(c) for any Participant shall not be treated as a Catch-Up Contribution to the extent that those amounts and all other Elective Deferrals of the Participant under the Plan and other plans of the Plan Sponsor and its Affiliates for the taxable year exceed the Participant’s Annual Compensation.
     The excess of the amounts treated as Catch-Up Contributions for a Participant under the Plan and other plans of the Plan Sponsor and its Affiliates over the Code Section 414(v) limit and amounts that are not treated as Catch-Up Contributions solely because they exceed the Participant’s Annual Compensation, will be distributed to the Participant in the same manner as Deferral Amounts are distributed pursuant to Section 3.1(b).
     (d) Allocation of Contributions. Contributions made pursuant to this Section 3.1 shall be allocated to the Salary Deferral Contribution Account of the Participant on whose behalf they were made as soon as reasonably practicable following the date of withholding by the Plan Sponsor and receipt by the Trustee.
     (e) Deferral Elections. The elections under this Section 3.1 must be made before the Annual Compensation is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage of Annual Compensation that the Participant desires to defer pursuant to Section 3.1 (a) and/or 3.1(c) and to have contributed to the Fund. Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in the administrative procedures established by the Plan Administrator.
     (f) Revocation of Elections. A Participant may revoke his or her election to make Deferral Amounts and/or Catch-Up Contributions at any time.
     3.2 Employer Matching Contributions. Effective January 1, 2008, the Plan Sponsor proposes to make Employer Matching Contributions to the Employer Contribution Account for each payroll period of each Participant who is eligible to receive such contributions pursuant to Section 2.6 and this Section 3.2. The amount of the Employer Matching Contribution to be allocated to each such Participant’s Employer Contribution Account for a Plan Year shall be equal to such percentage of a Participant’s Deferral Amounts as may be determined by the Primary Sponsor in its sole discretion; provided, however, that Employer Matching Contributions for a Plan Year shall not exceed six percent (6%) of a Participant’s Annual Compensation; Deferral Amounts made prior to the completion of such Participant’s Employer Contribution Eligibility Computation Period shall be disregarded; and no Employer Matching Contributions shall be made in respect of Catch-Up Contributions. The Plan Sponsor contributions made on behalf of each Participant under this Section 3.2 shall be allocated to the Employer Contribution Account of the Participant on behalf of whom the contribution was made as soon as reasonably practicable following receipt by the Trustee.
     3.3 Employer Discretionary Contributions. For each Plan Year, the Primary Sponsor, in its sole discretion, shall determine the amount, if any, of Employer Discretionary Contributions to be made on behalf of Participants who are eligible to receive such contributions pursuant to Section 2.6 and this Section 3.3. The amount of the Employer Discretionary Contribution to be allocated to each such Participant’s Employer Contribution Account for a Plan Year shall be determined by either of the following methods, as selected by the Primary Sponsor in its sole discretion: (a) a uniform dollar amount for each such Participant; or (b) the ratio that such Participant’s Annual Compensation for the Plan Year (but only for the portion of the Plan Year during which he or she was actually a Participant under Section 2.6) bears to the Annual Compensation for all such eligible Participants for the Plan Year. A Plan Sponsor proposes to make contributions to the Employer Contribution Account each Plan Year for each Participant who is classified as an active employee by the Primary Sponsor or an Affiliate on the last day of the Plan Year in which the contribution applies.
     3.4 Employer Limited Profit Sharing Contributions.
     (a) For each Plan Year commencing on and after January 1, 2006, the Primary Sponsor, in its sole discretion, shall determine the amount, if any, of Employer Limited Profit Sharing Contributions to be made on behalf of Otherwise Eligible Participants who are eligible to receive such contributions pursuant to Section 2.6 and this Section 3.3.
     (b) The amount of the Employer Limited Profit Sharing Contributions to be allocated to each Otherwise Eligible Participant’s Account for a Plan Year shall be in the proportion that each such Otherwise Eligible Participant’s Annual Compensation for the Plan Year (but only for the portion of the Plan Year during which he was actually a Participant under Section 2.6) bears to the Annual Compensation for all such Otherwise Eligible Participants for the Plan Year.
     (c) For purposes of this Section 3.4, for any Plan Year, an Otherwise Eligible Participant means a Participant who has satisfied the initial eligibility requirements of Section 2.6 and who:
     (1) falls into any one of the following categories for the Plan Year:
     (A) was initially hired by the Primary Sponsor or an Affiliate on or after January 1, 2006;

     (B) was initially hired by the Primary Sponsor or an Affiliate prior to January 1, 2006, had not become a participant in the Countrywide Financial Corporation Defined Benefit Pension Plan on or prior to December 31, 2006, and, subsequent to December 31, 2006, did not satisfy the applicable eligibility criteria for participation in the Countrywide Financial Corporation Defined Benefit Pension Plan during the Plan Year or any prior Plan Year; or
     (C) ceased to be an active participant in the Countrywide Financial Corporation Defined Benefit Pension Plan in the Plan Year or a prior Plan Year as a result of a severance from employment with the Primary Sponsor and its Affiliates and was rehired during the Plan Year (or any prior Plan Year);
     (2) is classified as an active employee by the Primary Sponsor or an Affiliate on the last day of the Plan Year for which the contribution applies; and
     (3) was not eligible to accrue and/or did not accrue a benefit under any defined benefit plan maintained by a Plan sponsor or any Affiliate for the Plan Year (or any period thereof).
     3.5 Rollover Contributions. Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount to the Fund (which may include without limitation prohibitions against transferring certain categories of Rollover Amounts to the Plan); provided, however, that the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees. Rollover Amounts contributed by a Participant will be allocated to such Participant’s Rollover Account as soon as reasonably practicable following the receipt by the Trustee. Notwithstanding any other provision hereof to the contrary, to the extent specified in a resolution of the Board of Directors, subject to further approval of the Plan Administrator, a Participant who was an employee of another corporation or trade or business who became an Employee because of the acquisition of such corporation or trade or business shall have participant loans eligible for treatment as a Rollover Contribution.
     3.6 Form of Contributions. Employer Contributions to be allocated to Participants who are Employees of the Primary Sponsor or a Plan Sponsor which is an Affiliate of the Primary Sponsor shall be made in the following forms:
     (a) Employer Discretionary Contributions may be made at the discretion of the Primary Sponsor in cash and/or in shares of Company Stock issued by the Primary Sponsor or purchased on a national securities exchange.
     (b) Employer Matching Contributions shall be made in shares of Company Stock issued by the Primary Sponsor or purchased on a national securities exchange, although cash may be contributed in lieu of the issuance of any fractional share.
     (c) Employer Limited Profit Sharing Contributions shall be made in cash.

     3.7 Forfeitures. Forfeitures may be used at the discretion of the Plan Administrator to reduce Plan Sponsor contributions made for the Plan Year in which the forfeitures arose or for the following Plan Year, and not to increase benefits. If forfeitures are not used to reduce Plan Sponsor contributions, they shall be used to pay for Plan expenses in accordance with Article 14 hereof.
     3.8 Tax-Deductible Limit. Contributions may be made only in cash or other property which is acceptable to the Trustee. In no event will the sum of contributions under Sections 3.1, 3.2, 3.3 and 3.4, and Appendix C exceed the deductible limits under Code Section 404.
     3.9 Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
     3.10 Corrective Actions. Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may make corrective distributions, contributions, allocations, or other remedial action as required or permitted to comply with any remedial or fiduciary correction program promulgated by the Internal Revenue Service, U.S. Treasury Department, or U.S. Department of Labor.
ARTICLE 4
INVESTMENT FUNDS AND INVESTMENTS OF TRUST ASSETS
     4.1 Participant Direction of Contributions. Until such time as the Plan Administrator may direct otherwise, each Participant and each Beneficiary of a deceased Participant may direct the Plan Administrator to invest contributions to his Account in one or more Investment Funds as the Participant shall designate by providing notice to the Plan Administrator according to the procedures established by the Plan Administrator for that purpose.
     (a) All investment directions, or changes in investment directions, of contributions shall be made in accordance with the procedures established by the Plan Administrator. New investment directions shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.
     (b) An investment direction, once given, shall be deemed to be a continuing direction until changed as provided herein. If no direction is effective for the date a contribution is to be made, all contributions which are to be made for such date shall be invested in such Investment Fund as the Plan Administrator, the Investment Manager, the Investment Committee, or the Trustee, as applicable, may determine, which may include the “qualified default investment alternative” (as described in Section 4.2); provided, however, if a Participant or Beneficiary fails to make an affirmative investment election as to such portion of the Participant’s Account attributable to contributions made pursuant to Section 3.1 (a), effective not later than January 1, 2008, the Participant’s or Beneficiary’s Account shall be invested in the qualified default investment alternative.

To the extent permissible by law, no Fiduciary shall be liable for any loss, which results from a Participant’s exercise or failure to exercise the Participant’s investment election.
     4.2 Effective no later than January 1, 2008, the Plan Administrator shall establish a qualified default investment alternative. A “qualified default investment alternative” shall mean a qualified default investment alternative as defined in regulations issued by the Department of Labor pursuant to ERISA Section 404(c)(5), or any successor thereto, that is designated by the Plan Administrator. If all or a portion of the Account of a Participant or Beneficiary who fails to make an affirmative investment election as to such portion of the Participant’s Account is to be invested in the qualified default investment alternative, the Plan Administrator shall provide to such Participant or Beneficiary a notice explaining the Participant’s or Beneficiary’s right to designate how contributions and earnings will be invested and explaining how, in the absence of any investment election, such contributions will be invested and give the Participant or Beneficiary a reasonable period of time after receipt of such notice to make such designation, all in accordance with regulations issued by the U.S. Department of Labor pursuant to ERISA Section 404(c)(5) and shall provide such other information to the Participant or Beneficiary as may be required by such regulations.
     4.3 Participant Directions to Transfer Between Investment Funds.
     (a) A Participant may elect, according to the procedures established by the Plan Administrator, to transfer the investment of his Account among Investment Funds. An election under this Section 4.3 shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.
     (b) Effective October 17, 2006, Participants may direct the investment of Employer Matching Contributions or other contributions that are made to the Employer Contribution Account in Company Stock, whether or not such contributions have vested in accordance with Section 7.2(b).
     4.4 Limitations on Investment in Company Stock. Effective December 1, 2006, a Participant’s investment direction of any Deferral Amounts or Rollover Contributions into Company Stock may not exceed fifty percent (50%) of such contributions. A Participant may change his investment election with respect to existing investments in Company Stock in his Account, provided that at the time of such change, including exchanges from other available investment options, the value of the Participant’s investment in Company Stock shall not exceed fifty percent (50%) of the total value of the Account. In the event that the value of the Participant’s investment in Company Stock exceeds fifty percent (50%) of the total value of the Account, he may not exchange out of other existing investment options into Company Stock until the investment in Company Stock no longer exceeds fifty percent (50%) of the total value of the Account.
     4.5 Loan Fund. A Loan Fund shall be established by the Trustee on behalf of each Participant for whom a loan is made pursuant to Article 5. The Loan Fund shall be credited with the amount of any loan made by the Plan to the Participant and shall be debited with all principal and interest repayments of any such loans. Under rules established by the Plan Administrator, a Participant’s interest in the Investment Funds shall be debited by the amount credited to the Participant’s Loan Fund. All principal and interest repayments debited to the Loan Fund shall be invested as contributions to the Participant’s Account pursuant to Section 4.1. Each Loan Fund shall be invested in a note or notes made by the Participant evidencing the promised repayment of monies loaned to the Participant from the Fund.
ARTICLE 5
PLAN LOANS
     5.1 Eligible Individuals. Subject to the provisions of the Plan and the Trust and the terms and conditions of the Plan Administrator’s policy maintained for Plan loans, each Participant who is an Employee shall have the right, subject to prior approval by the Plan Administrator, to borrow from the Participant’s Salary Deferral Contribution Account, Rollover Account, QNEC Account and vested portion of the Employer Contribution Account. In addition, each “party in interest,” as defined in ERISA Section 3(14), who is (a) a Participant but no longer an Employee, (b) the Beneficiary of a deceased Participant, or (c) an alternate payee of a Participant pursuant to the provisions of a “qualified domestic relations order,” as defined in Code Section 414(p), shall also have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund; provided, however, that loans to such parties in interest may not discriminate in favor of Highly Compensated Employees.
     5.2 Application. In order to apply for a loan, a borrower must complete and submit to the Plan Administrator documents or information required by the Plan Administrator for this purpose.
     5.3 Equivalent Basis. Loans shall be available to all eligible borrowers on a reasonably equivalent basis which may take into account the borrower’s creditworthiness, ability to repay, and ability to provide adequate security. Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers. This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in the Participant’s vested Account, notwithstanding that the dollar amount of such loans may differ as a result of differing values of Participants’ vested Accounts.
     5.4 Interest Rate. Each loan shall bear a “reasonable rate of interest” and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time. A “reasonable rate of interest” shall be that rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Notwithstanding the foregoing, to the extent that any loan interest rate is subject to the provisions of the Servicemember’s Civil Relief Act of 2003, it shall not exceed six percent (6%) per annum.
     5.5 Security. Each loan shall be adequately secured, with the security for the outstanding balance of all loans to the borrower to consist of one-half (1/2) of the borrower’s interest in the Participant’s vested Account, or such other security as the Plan Administrator deems acceptable.

     5.6 Loan Limit. Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates which are qualified under Section 401 of the Code, shall not exceed the lesser of:
     (a) $50,000, reduced by the excess, if any, of
     (1) the highest outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates during the one (1) year period immediately preceding the day prior to the date on which such loan was made, over
     (2) the outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates on the date on which such loan was made, or
     (b) one-half (1/2) of the value of the borrower’s interest in his Salary Deferral Contribution Account, Rollover Account, QNEC Account and the vested portion of the Employer Contribution Account.
     (c) A Participant may not have more than two loans outstanding at any one time.
For purposes of this Section, the value of the vested Account attributable to a Participant’s Account shall be established as of the latest preceding Valuation Date, or any later date on which an available valuation was made, and shall be adjusted for any distributions or contributions made through the date of the origination of the loan.
     5.7 Loan Term. Each loan, by its terms, shall be repaid within five (5) years, except that, if allowed pursuant to loan procedures established by the Plan Administrator, any loan which is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the borrower may, by its terms, be repaid within a period of up to fifteen (15) years.
     5.8 Default. The loan shall be in default if:
     (a) a borrower fails to make any loan payment when due,
     (b) a Participant ceases to be an Employee and is not otherwise a “party in interest” as defined in ERISA Section 3(14);
     (c) the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan, or
     (d) a borrower makes any untrue representations or warranties in connection with the obtaining of the loan.

In that event, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan (in the case of Subsection (a), after any cure period allowed by the Plan Administrator, if applicable, not to continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due), including, but not limited to, directing the Trustee to make a distribution to the borrower of an offset amount (i.e., a deduction of the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from the Participant’s Account (other than the ESOP Account)). To the extent that such distribution of an offset amount in the case of Subsection (a) would violate the requirements of Code Section 401 (a) or 401 (k) (because for example, the deduction would have to be made from the Participant’s Salary Deferral Contribution Account while the Participant is an Employee), the entire outstanding balance of the loan (including accrued interest) shall be a deemed distribution as provided in Treasury Regulations under Code Section 72(p), and thereafter a distribution of an offset amount may be made at the earliest date legally permissible or deferred, at the Plan Administrator’s discretion applied on a basis not discriminatory in favor of Highly Compensated Employees, until the borrower receives another distribution from the Plan. If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys’ fees in an amount equal to ten percent (10%) of the amount then due and all costs of collection.
     5.9 Certain Leaves of Absence. Except as may otherwise be established pursuant to loan procedures established by the Plan Administrator, if an Employee is on an approved bona fide leave of absence (not longer than one year), either without pay from the Plan Sponsor or an Affiliate or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan, the requirement of loan repayment shall be satisfied by direct payment from the affected Participant, rather than by payroll deduction; provided, however, that if a Participant is absent from employment due to his performing service in the uniformed service, the requirement of loan repayment will be suspended for the period of such service in the uniformed services. When the Participant resumes employment, loan payments will resume and must be completed by the end of the period equal to the original term of the loan plus the period of such military service.
     5.10 Regulations. Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor and any supplemental loan procedures established by the Plan Administrator. The Plan Administrator shall be authorized to administer the loan program of this Section and shall act in his sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.
ARTICLE 6
WITHDRAWALS DURING EMPLOYMENT
     6.1 Hardship Withdrawals. The Trustee shall, upon the direction of the Plan Administrator, withdraw all or portion of a Participant’s Salary Deferral Account consisting of Deferral Amounts (but not earnings thereon), including Catch-Up Contributions made pursuant to Section 3.1(c), prior to the time such account is otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from ‘hardship’ as determined herein. For purposes of this Section, a withdrawal will be deemed to be on account of hardship if the withdrawal is on account of:
     (a) expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
     (b) purchase (excluding mortgage payments) of a principal residence of the Participant;
     (c) payment of tuition, room and board and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or for his spouse, children or other dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(l), (b)(2)and(d)(l)(B));
     (d) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;
     (e) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(l)(B));
     (f) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or
     (g) any other contingency determined by the Internal Revenue Service to constitute an “immediate and heavy financial need” within the meaning of Treasury Regulation Section 1.401 (k)-l(d).
     6.2 Additional Hardship Withdrawal Requirements. In addition to the requirements set forth in Section 6.1, any withdrawal pursuant to Section 6.1 shall not be in excess of the amount necessary to satisfy the need determined under Section 6.1 and shall also be subject to the requirements of either Section 6.2(a) or 6.2(b).
(a) (1) The Participant shall first obtain all withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Plan Sponsor; and
(2) the Plan Sponsor shall not permit Elective Deferrals, including Catch-Up Contributions, or after-tax employee contributions to be made to the Plan or any other plan maintained by the Plan Sponsor, for a period of six (6) months after the Participant receives the withdrawal pursuant to this Section.

     (b) A hardship withdrawal shall be permitted only pursuant to the suspension method in Section 6.2(a) and not pursuant to the certification method in this Section 6.2(b), unless the Plan Administrator determines to permit hardship withdrawal pursuant to either Section 6.2(a) or 6.2(b). Under the certification method, a hardship withdrawal is permitted if the Plan Administrator relies on the Participant’s certification by execution of a form provided by the Plan Administrator, unless the Plan Administrator has actual knowledge to the contrary, that the need determined under Section 6.1 cannot be relieved:
     (1) through reimbursement or compensation by insurance or otherwise,
     (2) by reasonable liquidation of the assets of the Participant, his spouse and minor children, to the extent that the liquidation would not itself cause an immediate and heavy financial need and to the extent that the assets of the spouse and minor children are reasonably available to the Participant,
     (3) by cessation of Elective Deferrals, or
     (4) by other distributions or nontaxable (at the time of the distribution) loans from plans maintained by the Plan Sponsor or any other employer, or by borrowing from commercial sources on reasonable commercial terms.
Such withdrawals shall be made only in accordance with such other rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the existence of hardship and the amount to be withdrawn on account thereof shall be made by the Plan Administrator (or such other person as may be required to make such decisions) in accordance with the foregoing rules as applied in a uniform and nondiscriminatory manner; provided that, unless the Participant requests otherwise, any such withdrawal shall include the amount necessary to pay any federal, state and local income taxes and penalties reasonably anticipated to result from the withdrawal.
     6.3 Hardship Withdrawals on Account of Beneficiary Hardship. Effective January 1, 2008, to the extent provided in regulations issued by the Secretary of the Treasury, if an event would constitute “hardship” under Sections 6.1 and 6.2 if such event occurred with respect to a Participant’s spouse or dependent (as defined in Code Section 152), such event shall constitute “hardship” if it occurs with respect to a person who is a designated, primary Beneficiary with respect to the Participant.
     6.4 Age 59 1/2 Withdrawals. A Participant who has attained at least age 59 1/2 may elect to receive a distribution of all or a portion of his vested Account.
     6.5 General Rules Applying to Withdrawals. The following rules shall apply to withdrawals made under this Article 6:
     (c) Notwithstanding any other provisions of this Article 6, no payment shall be made to a Participant to whom a loan is outstanding under this Article 6 if such payment would cause the balance of the Participant’s Account to be less than 250% of the unpaid principal of the loan unless the Plan Administrator determines, in its sole discretion, that a lower balance is permissible in the case of a hardship withdrawal.
     (d) Distribution of any withdrawal under this Article 6 shall be made in a lump sum as soon as practicable following the Valuation Date selected by the Plan Administrator for effecting such payment, unless the Plan Administrator, in its sole discretion, elects to make payment earlier.
     (e) A Participant may not make a withdrawal from his Account more often than once in any twelve (12) month period or at such other times as may be permitted pursuant to uniform rules prescribed by the Plan Administrator.
     (f) A Distributee may elect to have all or any portion of the amount withdrawn pursuant to this Article 6 which is eligible for rollover distribution under Section 402(c) of the Code transferred directly to an Eligible Retirement Plan.
     (g) No withdrawal under Section 6.1 and, to the extent applicable, Section 6.3 shall be made unless the entire amount which a Participant may withdraw under Section 6.4 has been withdrawn and any loan(s) taken under Article 5.
ARTICLE 7
PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT
     7.1 Eligibility for Payment. A Participant who has a Termination of Employment prior to attaining Normal Retirement Age for any reason other than death shall be eligible to receive payment of his vested Account as soon as administratively practicable after the Participant’s Termination of Employment.
     7.2 Vesting. That portion of a Participant’s Account in which he is vested at any given time shall be:
     (a) his Salary Deferral Contribution Account, Rollover Account, and QMAC/QNEC Account which shall be fully vested and nonforfeitable at all times; and
     (b) his Employer Contribution Account computed according to the following vesting schedule:

Full Years of	Percentage
Vesting Service	Vested
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

The portion, if any, of a Participant’s Account which is attributable to the special contribution allocated effective as of October 1, 1991 shall be fully vested and nonforfeitable on the date on which such Participant completes one year of Vesting Service following the date of the special contribution.
If a Participant receives a distribution from these accounts at any time when the Participant is less than 100% vested, then until the earlier of the date the Participant forfeits his nonvested Account or the Participant’s Termination Completion Date, the vested portion of these accounts of the Participant at any time shall be equal to “X” computed according to the formula X=P(AB+D)-D. For purposes of the formula, “P” is the vested percentage at the relevant time, “AB” is the Account balance at the relevant time, and D is the amount of the distribution(s).
     7.3 Cash-out/Buyback.
     (a) The nonvested portion of the Account of a Participant who has had a Termination of Employment shall be forfeited as of the earlier of the date the Participant receives a distribution of the vested portion of his Account or the Participant’s Termination Completion Date. For such purposes, a Participant who has had a Termination of Employment and who is not vested in any portion of his Account, the Participant shall be deemed to have received a distribution of his Account.
     (b) If a Participant who has received (or has been deemed to have received) a distribution of the vested portion of his Account is reemployed by a Plan Sponsor or an Affiliate prior to his Termination Completion Date and (1) if the Participant’s Account was partially vested, and the Participant repays to the Fund no later than the fifth anniversary of the Participant’s reemployment by the Plan Sponsor or an Affiliate all of that portion of his vested Account which was paid to him or (2) if the Participant’s Account was not vested upon his Termination of Employment, then any portion of his Account which was forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Participant’s reemployment, respectively. The restoration on any Valuation Date of the forfeited portion of the Account of a Participant pursuant to the preceding sentence may, to the extent available, be made from forfeitures available for allocation on that Valuation Date from net income of the Fund or from contributions by the Plan Sponsor; as determined by the Plan Administrator. Only after restorations have been made shall the remaining net income be available for allocation under Article 4.
     7.4 Changes to Vesting Schedule. If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment, unless after the amendment, any such Participant’s nonforfeitable percentage at any time cannot be less than the Participant’s nonforfeitable percentage determined without regard to such amendment. A Participant’s election under this Section 7.4 must be made during the period beginning with the date the amendment is adopted or deemed to be made and ending on the latest of:

     (a) sixty (60) days after the amendment is adopted;
     (b) sixty (60) days after the amendment becomes effective; or
     (c) sixty (60) days after the Participant is issued written notice of the amendment by the Primary Sponsor.
     7.5 Suspension for Rehires. If a Participant has a Termination of Employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a distribution of his Account under the Plan, such Participant shall not be entitled to a distribution under this Article while he is an Employee.
     7.6 Vesting Upon Termination Following a Change in Control.
     (a) Notwithstanding the vesting schedule set forth in Section 7.2 above, in the event that within the two (2) year period following a Change in Control the employment of a Participant who is an Employee of the Primary Sponsor or an Affiliate is terminated by the Primary Sponsor or any Affiliate for any reason other than Cause, his interest in the Employer Contribution Account shall be fully vested and nonforfeitable.
     (b) For purposes of this Section 7.6, a Change in Control shall be deemed to occur upon the occurrence of one the events described in Appendix E.
     (c) For purposes of this Section 7.6, an Employee shall be terminated for Cause if he or she is terminated by the Primary Sponsor or an Affiliate because he (1) intentionally and continually failed to perform reasonably assigned duties, (2) willfully engaged in misconduct which is demonstrably and materially injurious to a Plan Sponsor, monetarily or otherwise, (3) engaged in a transaction in connection with the performance of his duties to a Plan Sponsor for personal profit to himself, or (4) willfully violated any law, rule or regulation in connection with the performance of his or her duties (other than traffic violations or similar offenses). Failure of a Participant to perform the Participant’s duties during any period of disability shall not constitute Cause.
ARTICLE 8
PAYMENT OF BENEFITS ON RETIREMENT OR DISABILITY
     8.1 Eligibility for_Payment. A Participant who has reached a Retirement Date or incurs a Disability while an Employee shall be eligible to receive payment of his Account as soon as administratively practicable thereafter.
     8.2 Vesting. The Account of a Participant who has attained Normal Retirement Age while employed, or has incurred a Termination of Employment due to Disability while an Employee shall be fully vested and nonforfeitable.

ARTICLE 9
DEATH BENEFITS
     9.1 Eligibility for Payment. If a Participant dies before receiving a distribution of his vested Account, his Beneficiary shall be eligible to receive payment of the Participant’s vested Account as soon as administratively practicable following the death of the Participant.
     9.2 Vesting. The Account of a deceased Participant shall be vested to the extent provided pursuant to Article 7 or 8, as applicable. In addition, the Account of a Participant who dies while an Employee shall be fully vested.
ARTICLE 10
GENERAL RULES ON DISTRIBUTIONS
     10.1 Timing and Form.
     (a) If the vested Account balance of a Participant or a Beneficiary of a deceased Participant is $1,000 or less, it shall be distributed in one lump sum as soon as administratively practicable after the Participant or Beneficiary is eligible for a distribution pursuant to Article 7, 8, or 9, as applicable. If the vested Account balance (inclusive of the Rollover Account) exceeds $1,000 at that time but is later reduced to an amount not greater than $1,000, the distribution shall be made as soon as administratively practicable after the reduction.
     (b) If the vested Account balance is greater than $1,000, but does not exceed $5,000, on or after the time that it becomes distributable pursuant to Article 7, 8 or 9 and the Participant does not elect a distribution, the Plan Administrator shall effect a Direct Rollover to an individual retirement plan designated by the Plan Administrator.
     (c) If the vested Account balance of a Participant or a Beneficiary of a deceased Participant exceeds $5,000, and the Participant or Beneficiary is eligible for a distribution pursuant to Article 7, 8 or 9, as applicable, the Participant or Beneficiary may elect to receive payment of the Account in one lump sum in cash as soon as administratively practicable after the Participant’s or Beneficiary’s written request to the Plan Administrator for payment of the vested Account balance; provided, however, that, a Participant or Beneficiary may request that his distribution be paid in whole shares of Company Stock, in lieu of cash, to the extent the vested Account balance is invested in Company Stock as of the applicable Valuation Date. No distribution of the vested Account balance of such a Participant will be made without his request before he reaches Normal Retirement Age.
     (d) If the Participant does not consent to an earlier distribution pursuant to Section 10.1(c), payment of a Participant’s vested Account to the Participant will be made not later than the later of (1) as soon as administratively practicable after the Participant reaches Normal Retirement Age following an earlier Termination of Employment, or (2) as soon as administratively practicable after the Participant reaches a Retirement Date. Payment of a Participant’s vested Account to the Beneficiary of a deceased Participant will be made no later than the period described under Appendix D. If the amount of the payment required to commence on the date determined under this Subsection cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date in which the amount of such payment can be ascertained for the date on which the Participant is located.
     (e) Once a vested Account balance becomes distributable, the distribution shall be made as soon as administratively practicable following the earlier of: (1) the date on which the Plan Administrator receives properly completed distribution election forms; or (2) the expiration of the minimum period following the distribution to the Participant or Beneficiary of the notices required by Code Section 402(f) and Treasury Regulations Section 1.411(a)-11(c).
     10.2 Adjustments for Income. Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date with respect to which the Account is valued for imminent payout purposes coinciding with or preceding the date of distribution of the Account. Prior to distribution of an Account, the Account shall be reduced by the amount necessary to satisfy the unpaid principal, accrued interest, and penalties on any loan made to the Participant.
     10.3 Direct Rollovers. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article 10, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. If the Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice required under Treasury Regulations Section 1.41 l(a)-11(c) is given, provided that:
     (a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
     (b) the Distributee, after receiving the notice, affirmatively elects a distribution.

     10.4 Required Minimum Distributions. Distributions will be made in accordance with Code Section 401(a)(9) and the regulations issued thereunder, including the incidental benefit requirements. Notwithstanding the foregoing, effective as of January 1, 2003, any distributions pursuant to Code Section 401 (a)(9) shall be administered in accordance with the requirements of Appendix D hereto
     10.5 Withholding. The Plan Administrator and Trustee shall have the right to withhold any and all Federal, state and local taxes which may be withheld in accordance with applicable law.
ARTICLE 11
ADMINISTRATION OF THE PLAN
     11.1 Trust Agreement. The Primary Sponsor shall enter into a Trust Agreement to establish a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust Agreement shall form a part of the Plan and is incorporated herein by reference.
     11.2 Operation of the Plan Administrator. The Countrywide Financial Corporation Administrative Committee For Employee Benefit Plans shall serve as the Plan Administrator unless and until a successor Plan Administrator is designated by the Board of Directors. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing one or more persons who may act on behalf of the Plan Administrator. If more than one person is so designated with respect to the same administrative function, a majority of such persons shall constitute a quorum for the transaction of business and shall have the full power to act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor. Upon removal or resignation of the Plan Administrator, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.
     11.3 Fiduciary Responsibility.
     (a) The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Plan Administrator and may designate in writing persons other than the Trustee to carry out its fiduciary responsibilities under the Plan. The Countrywide Financial Corporation Investment Committee For Employee Benefit Plans shall be responsible for selecting and monitoring the performance of the Investment Funds unless and until such designation is revoked by the Primary Sponsor. The Plan Administrator may remove any person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.
     (b) The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary’s responsibilities under the Plan. Charges for all such services performed and advice rendered may be paid from the Fund to the extent permitted by ERISA.

     (c) In administering the Plan, neither the Plan Administrator nor any person or member of a committee serving as the Plan Administrator nor any person to whom the Plan Administrator delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his or her own willful misconduct, for:
     (1) any action or failure to act,
     (2) the payment of any amount under the Plan,
     (3) any mistake of judgment made by him or her or on his or her behalf, or
     (4) any omission or wrongdoing of any member of the Plan Administrator. No member of the Plan Administrator shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or her or on his or her behalf as a member of the Plan Administrator.
     (d) Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator or the Investment Committee, except those individuals who are not a Plan Sponsor or an employee of a Plan Sponsor, if any, from and against any and all claims, losses, costs, expenses (including, without limitation, attorney’s fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person.
     11.4 Duties of the Plan Administrator.
     (a) The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.
     (b) Subject to the terms of the Plan and the Trust, the Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. The Plan Administrator shall have full discretionary authority to interpret and construe the Plan, interpret unclear Plan terms, make factual findings, correct errors, and determine all factual and legal questions under the Plans with respect to all claims for benefits. This authority includes, but is not limited to, determination of entitlement for benefits and the amounts of benefits to be paid. All determinations of the Plan

Administrator shall be conclusive and binding on all Employees, Participants, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.
     (c) The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan and the Trust.
     (d) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.
     11.5 Investment Manager. The Primary Sponsor may, by action in writing provided to the Trustee, appoint an Investment Manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.
     11.6 Investment .Committee. The Primary Sponsor (or its delegatee) may, by action in writing certified by notice to the Trustee, appoint an Investment Committee. The Primary Sponsor (or its delegatee) shall have the right to remove any person on the Investment Committee at any time by notice in writing to such person. A person on the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor (or its delegatee). Upon such removal or resignation, or in the event of the death of a person on the Investment Committee, the Primary Sponsor (or its delegatee) may appoint a successor. Until a successor has been appointed, the remaining persons on the Investment Committee may continue to act as the Investment Committee.
     11.7 Action by a Plan Sponsor. Any action to be taken by a Plan Sponsor shall be taken by persons duly authorized by the Plan Sponsor, except, subject to Section 16.1, amendments to, termination of, or termination of a Plan Sponsor participation in, the Plan or the Trust, or the determination of the basis of any Plan Sponsor contributions, may be made only to the extent authorized by written resolution or written direction of the board of directors or appropriate governing body. Nothing herein shall be construed to prohibit the board of directors or appropriate governing body from delegating to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction.
     11.8 Appeals Fiduciary. The Primary Sponsor shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 12.3 and 12.4. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, the Primary Sponsor shall appoint a successor.
ARTICLE 12
CLAIMS REVIEW PROCEDURE
     12.1 Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90)-day or forty-five (45)-day period, as applicable. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial thirty (30)-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial thirty (30)-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.
     12.2 Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:
     (a) the specific reasons for the denial;
     (b) specific references to the pertinent provisions of the Plan on which the denial is based;
     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;
     (d) an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;
     (e) in the case of a claim for benefits due to a Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and
     (f) in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.
     12.3 Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:
     (a) request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s Disability);
     (b) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;
     (c) submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and
     (d) a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
     12.4 Application for Review.
     (a) If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 12.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.
     (b) If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

     (1) consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and
     (2) identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.
Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.
     12.5 Hearing. Upon receiving a written application for review pursuant to Subsection (a) or (b) of this Section, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.
     12.6 Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.
     12.7 Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.
     12.8 Decision on Review. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:
     (a) the specific reasons for the decision;

     (b) specific references to the pertinent provisions of the Plan on which the decision is based;
     (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;
     (d) an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;
     (e) in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;
     (f) in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and
     (g) in the case of a claim for benefits due to a Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.
ARTICLE 13
INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS
     13.1 Anti-Alienation. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a “qualified domestic relations order” (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified and for complying therewith. In addition, a distribution to an alternate payee (as defined in Code Section 414(p)) shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not yet separated from service or reached the “earliest retirement age” (as defined in Code Section 414(p)).

     13.2 Exceptions to Anti-Alienation. Notwithstanding Section 13.1:
     (a) the benefit of a Participant shall be subject to legal process and may be assigned, alienated or attached pursuant to a court judgment or settlement provided such Participant is ordered or required to pay the Plan in accordance with the following:
     (i) a judgment or conviction for a crime involving the Plan;
     (ii) a civil judgment entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA; or
     (iii) a settlement agreement between such Participant and the Secretary of Labor, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and
     (iv) the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant’s benefits under the Plan.
     (b) benefits of a Participant may be paid pursuant to the provisions of a “qualified domestic relations order” (as defined in Code Section 414(p)). The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith. In addition, a distribution to an “alternate payee” (as defined in Code Section 414(p)) shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not yet separated from service and has not yet reached the “earliest retirement age” (as defined in Code Section 414(p)). Unless the terms of the qualified domestic order require otherwise, a distribution shall be paid to the Alternate Payee, without the Alternate Payee’s consent, as soon as administratively practicable after the Plan Administrator determines that the domestic relations order is qualified and nonappealable pursuant to Article 12.
     (c) the benefits of a Participant or Beneficiary may be subject to a federal tax levy made pursuant to Code Section 6331, provided the Account, or portion thereof, is otherwise distributable.
     13.3 Minors and Incompetents. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.
     13.4 Missing Participants. If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan provisions except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the forfeited amount shall be restored either from Trust income or by a special contribution by the Plan Sponsor to the Plan, as determined by the Plan Administrator, in an amount equal to the payment to be paid to the Participant.
ARTICLE 14
PROHIBITION AGAINST DIVERSION
     At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions. Expenses incurred in the administration of the Plan shall be paid from the Trust, to the extent permitted by ERISA and the terms of the Plan, unless such expenses are paid by the Plan Sponsor; provided, further, that the Plan Sponsor may be reimbursed by the Fund, to the extent permitted by ERISA, for Plan expenses originally paid by the Plan Sponsor.
ARTICLE 15
LIMITATION OF RIGHTS
     Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.
ARTICLE 16
AMENDMENT TO OR TERMINATION OF THE
PLAN AND THE TRUST
     16.1 Right of Primary Sponsor to Amend or Terminate. The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

     16.2 Right of Plan Sponsor to Terminate Participation. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor.
     16.3 Plan Termination.
     (a) If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Participants and Beneficiaries, and for no other purposes, and the Account of each affected Participant shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.
     (b) In the event of the partial termination of the Plan, each affected Participant’s Account shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.
     16.4 Payments Upon Plan Termination. In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be distributed in lump sum payments pursuant to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.
     16.5 Plan Merger. In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.
     16.6 Optional Benefits. Notwithstanding any other provision of the Plan, an amendment to the Plan —
     (a) which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or
     (b) which eliminates an optional form of benefit (except to the extent otherwise provided in Treasury Regulations)

shall not be effective with respect to benefits attributable to service before the amendment is adopted. In the case of a retirement-type subsidy described in Subsection (a) above, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.
ARTICLE 17
ADOPTION OF PLAN BY AFFILIATES
     Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the “limitation year” as to such Plan Sponsor. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust under Code Sections 401 (a) and 501 (a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust, and the Plan and Trust shall terminate, as to the adopting Affiliate or other corporation or business entity.
ARTICLE 18
QUALIFICATION AND RETURN OF CONTRIBUTIONS
     18.1 Initial Qualification Failure. If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust, within one (1) year after the date of denial of qualification
     (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust,
     (b) contributions made by a Participant shall be returned to the Participant who made the contributions, and
     (c) the Plan and Trust shall thereupon terminate.
     18.2 Deductibility. All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable. In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Participant’s Account to be less than the balance would have been had the mistaken contribution not been made.
ARTICLE 19
APPLICABLE LAW
     The Plan shall be construed and governed in accordance with the laws of the State of California, but only to the extent the provisions of ERISA do not apply.
ARTICLE 20
INCORPORATION OF SPECIAL LIMITATIONS
     Appendices A, B, C, D, E, F and G to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.
     IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

COUNTRYWIDE FINANCIAL CORPORATION

By:	/s/ Marshall M Gates

Title:	SMD & CAO

APPENDIX A
LIMITATION ON ALLOCATIONS
SECTION 1
     Except to the extent permitted under Plan Section 3.l(c) and Code Section 414(v), if applicable, the ‘annual addition’ for any Participant for any one limitation year may not exceed the lesser of:
(a) the dollar limit under Code Section 415(c), as adjusted under Code Section 415(d); or
     (b) 100% of the Participant’s Annual Compensation (including, effective January 1, 2008, Annual Compensation paid following the Plan Year but attributable to that Plan Year in accordance with Treasury Regulations Section 1.415(c)-2(e).
     The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.
SECTION 2
     For the purposes of this Appendix A, the term “annual addition” for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year. Participant contributions shall be determined without regard to Rollover Amounts, employee contributions to a simplified employee pension which are excludable from gross income under Code Section 401(k)(6), and Catch-Up Contributions as described in Code Section 414(v).
SECTION 3
     For purposes of this Appendix A, the term “limitation year” shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve month period adopted in accordance with regulations issued by the Secretary of the Treasury.
SECTION 4
     For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan. In the event any of the actions to be taken pursuant to Section 5 of this Appendix A or pursuant to any language of similar import in another defined contribution plan are required to be taken as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A, because of the Participant’s participation in more than one defined contribution plan, the actions shall be taken first with regard to this Plan.
SECTION 5
     In the event that as a result of the allocation of forfeitures to the Account of a Participant, a reasonable error in estimating the Participant’s Annual Compensation, a reasonable error in determining the amount of Elective Deferrals, or other similar circumstances, the annual addition allocated to the Account of a Participant exceeds the limitations set forth in Section 1 of this Appendix A, the Plan Administrator shall, in writing, direct the Trustee to take such of the following actions as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved:
     (a) Contributions made by the Plan Sponsor on behalf of the Participant pursuant to Section 3.1 with respect to which no contribution is made under Section 3.2 shall be reduced in the amount of the excess and distributed to the Participant;
     (b) If further reduction is necessary, contributions made by the Plan Sponsor on behalf of the Participant pursuant to Section 3.1 and contributions of the Plan Sponsor thereon pursuant to Section 3.2 (including forfeitures) shall be reduced in the amount of the remaining excess. The amount of the reduction under Section 3.1 shall be distributed to the Participant. The amount of the reduction under Section 3.2 shall be held unallocated in a suspense account and applied to reduce employer contributions in succeeding Plan Years;
     (c) If further reduction is necessary, contributions made by the Plan Sponsor on behalf of the Participant pursuant to Section 3.3 and 3.4 (including forfeitures) shall be reduced in the amount of the remaining excess. The amount of the reduction shall be held unallocated in a suspense account and applied to reduce employer contributions in succeeding Plan Years; and
     (d) If further reduction is necessary, forfeitures allocated to the Participant’s Account shall be reduced by the amount of the remaining excess. The amount of the reduction shall be held unallocated in a suspense account and applied to reduce employer contributions in succeeding Plan Years;
     (e) If the contribution of the Plan Sponsor and forfeitures would cause the annual additions to exceed the limitations set forth herein with respect to all Participants under the Plan, the portion of such contribution and forfeitures in excess of the limitations shall be segregated in a suspense account. While the suspense account is maintained, (1) no Plan Sponsor contributions under the Plan shall be made which would be precluded by this Appendix A, (2) income, gains and loses of the Fund shall not be allocated to such suspense account and (3) amounts in the suspense account shall be allocated in subsequent limitation years as Plan Sponsor contributions and forfeitures under the Plan as of each Valuation Date on which Plan Sponsor contributions may be allocated for each such limitation year until the suspense account is exhausted. In the event of the termination of the Plan, the amounts in the suspense account shall be returned to the Plan Sponsor to the extent that such amounts may not then be allocated to Participants’ Accounts.
     Notwithstanding anything contained in the Plan to the contrary, the Plan Administrator may modify the provisions of this Section 5 with respect to reduction of Participant’s Accounts in accordance with such procedures as the Plan Administrator may establish with respect to Catch-Up Contributions.

APPENDIX B
TOP-HEAVY PROVISIONS
SECTION 1
     As used in this Appendix B, the following words shall have the following meanings:
     (a) “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.
     (b) “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:
     (1) an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than the dollar limit under Code Section 416(i)(l)(A)(i) (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury) for the calendar year in which the Plan Year ends, where the term ‘officer’ means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non- integer being increased to the next integer. If for any year, no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (1);
     (2) an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or
     (3) an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than the dollar limit under Code Section 416(i)(l)(A)(iii).
     For purposes of determining ownership under Subsections (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318 (modified as described in Clause (i) above).

     Employees other than Key Employees are sometimes referred to in this Appendix B as “non-key employees.”
     (c) “Required Aggregation Group” means:
     (1) each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) in which a Key Employee is a participant, and
     (2) each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.
     (d) (1) “Top-Heavy” means:
     (A) if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:
     (i) the present value of the cumulative Accounts (excluding Catch-Up Contributions as described in Code Section 414(v) made in the Plan Year in which the determination is being made) under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts (excluding Catch-Up Contributions as described in Code Section 414(v) for the current Plan Year) under the Plan for all Participants; and
     (ii) the Plan, when included in every potential combination, if any, with any or all of:
     (I) any Required Aggregation Group, and
     (II) any plan of the Plan Sponsor which is not part of any Required Aggregation Group and which qualifies under Code Section 401 (a)
is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and
     (B) if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:
     (i) the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and
     (ii) the Required Aggregation Group, when included in every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401 (a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).
        (C) For purposes of Subparagraphs (A)(ii) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Sections 401 (a)(4) and 410 of the Code.
  (2) A group shall be deemed to be a Top-Heavy Group if:
     (A) the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds
     (B) sixty percent (60%) of a similar sum determined for all participants in such plans.
(3) (A) For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:
     (i) as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and
     (ii) as to any simplified employee pension, the aggregate employer contributions, and
     (iii) an adjustment for contributions due as of the Determination Date or last day of a plan year.
In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).
     (B) For purposes of this Subsection, the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.
     (C) For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the one-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls. In the case of a distribution made with respect to a Participant made for a reason other than separation from service, death, or disability, this provision shall applied by substituting a five-year period for the one-year period.
     (D) For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

     (E) For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.
     (F) For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the Plan during the one-year period ending on the Determination Date, any accrued benefit for than Employee shall not be taken into account.
(G) (i) In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401 (a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and
     (ii) in the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401 (a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b)the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.
For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.
SECTION 2
     (a) Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeitures for the Plan Year for the Account of each Participant who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than three percent (3%) of the Participant’s Annual Compensation. For purposes of this Subsection, an allocation to a Participant’s Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

(b) (1) The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for a Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account but allocations of Catch-Up Contributions as described in Code Section 414(v) shall not be taken into account.
     (2) For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.
(3) This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code Section 40l(a)(4) or 410.
     (4) If the Plan Sponsor maintains a defined benefit plan which is qualified under Code Section 401 (a) and which would be Top-Heavy within the meaning of the Plan for its plan year ending within or coincident with the Plan Year, no allocation shall be made pursuant to Subsection (a) of this Section on behalf of any Participant who participates in the defined benefit plan and acquires a year of service within the meaning of paragraphs (4), (5) and (6) of Code Section 411 (a) under the defined benefit plan for the plan year, if the defined benefit plan provides generally that the accrued benefit of the Participant when expressed as an annual retirement benefit shall not, when expressed as a percentage of the Participant’s Annual Compensation, be less than the lesser of (A) 2 percent multiplied by the number of such years of service in plan years during which such plan was Top-Heavy, or (B) 20 percent.
SECTION 3
     Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Participant’s interest in his Account shall not vest at any rate which is slower than the following schedule, effective as of the first day of that Plan Year:

Full Years of	Percentage
Vesting Service	Vested
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

The Schedule set forth above in this Section 3 shall be inapplicable to a Participant who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the Schedule set forth above in this Section 3 shall cease to apply; provided however, that the provisions of the Section dealing with changes in the vesting schedule shall apply.

APPENDIX C
SPECIAL NONDISCRIMINATION RULES
SECTION 1
     As used in this Appendix, the following words shall have the following meanings:
     (a) “Eligible Participant” means a Participant who is an Employee during any particular Plan Year.
     (b) “Highly Compensated Eligible Participant” means any Eligible Participant who is a Highly Compensated Employee.
     (c) “Matching Contribution” means any contribution made by a Plan Sponsor to a Matching Account and any other contribution made to a plan by a Plan Sponsor or an Affiliate on behalf of an Employee on account of a contribution made by an Employee or on account of an Elective Deferral.
     (d) “Qualified Matching Contributions” means Matching Contributions of the Plan Sponsor or an Affiliate to the Salary Deferral Contribution Account of a Participant who is not a Highly Compensated Employee which are immediately nonforfeitable when made, and which would be nonforfeitable, regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Section 401(k)(2)(B) of the Code and the regulations thereunder.
     (e) “Qualified Nonelective Contributions” means contributions of the Plan Sponsor or an Affiliate to the Salary Deferral Contribution Account of a Participant who is not a Highly Compensated Employee, other than Matching Contributions or Elective Deferrals, which are nonforfeitable when made, and which would be nonforfeitable regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.
SECTION 2
     In addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:
     (a) the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by 1.25; or
     (b) the excess of the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all other Eligible Participants for the Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by two (2).
The “actual deferral percentage” for the Highly Compensated Eligible Participants and all other Eligible Participants for a Plan Year is the average in each group of the ratios, calculated separately for each Employee, of the Deferral Amounts contributed by the Plan Sponsor on behalf of an Employee for the Plan Year to the Annual Compensation of the Employee in the Plan Year. In addition, for purposes of calculating the “actual deferral percentage” as described above, Deferral Amounts of Employees who are not Highly Compensated Employees which are prohibited by Code Section 401(a)(30) shall not be taken into consideration. Except to the extent limited by Treasury Regulation section 1.401(k)-2(a)(6) and any other applicable regulations promulgated by the Secretary of the Treasury, all or part of the Qualified Matching Contributions and Qualified Nonelective Contributions (other than Qualified Nonelection Contributions that are treated as Matching Contributions pursuant to Section 5 of Appendix C) made pursuant to the Plan may be treated as Deferral Amounts for purposes of determining the “actual deferral percentage.” The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made.
SECTION 3
     If the Deferral Amounts contributed on behalf of any Highly Compensated Eligible Participant exceeds the amount permitted under the “actual deferral percentage” test described in Section 2 of this Appendix C for any given Plan Year, then before the end of the Plan Year following the Plan Year for which the Excess Deferral Amount was contributed, the portion of the Excess Deferral Amount for the Plan Year attributable to a Highly Compensated Eligible Participant, as adjusted in accordance with applicable Treasury Regulations to reflect income, gain, or loss attributable to it for the Plan Year for which the test is being performed and for the period between the end of such Plan Year and the date on which the Excess Deferral Amount is distributed to the Participant and reduced by any excess Elective Deferrals as determined pursuant to Section 3.1 previously distributed to a Participant for the Participant’s taxable year ending with or within the Plan Year, may be distributed to the Highly Compensated Eligible Participant. The income, gain, or loss allocable to such Excess Deferral Amount shall be determined in a similar manner as described in the Trust or in any other manner permitted by applicable Treasury Regulations. The Excess Deferral Amount to be distributed shall be reduced by Deferral Amounts previously distributed for the taxable year ending in the same Plan Year, and shall also be reduced by Deferral Amounts previously distributed for the Plan Year beginning in such taxable year. The portion of the Matching Contribution on which such Excess Deferral Amount was based shall be forfeited upon the distribution of such Excess Deferral Amount.
Notwithstanding the foregoing, if the Plan satisfies the actual deferral percentage test through correction by distribution of excess Deferral Amounts for any Plan Year, any excess Deferral Amounts attributable to a Highly Compensated Employee who is eligible to make Catch-Up Contributions, subject to the limitations of Code Section 414(v), shall be retained in the Plan and treated as Catch-Up Contributions under the Plan. To the extent that the excess Deferral Amounts would exceed the applicable dollar amount specified in Code Section 414(v), as adjusted, such amount shall be distributed in accordance with this Section.
     (a) For purposes of this Section 3, “Excess Deferral Amount” means, with respect to a Plan Year, the excess of:
     (1) the aggregate amount of Deferral Amounts contributed by a Plan Sponsor on behalf of Highly Compensated Eligible Participants for the Plan Year, over
     (2) the maximum amount of Deferral Amounts permitted under Section 2 of this Appendix C for the Plan Year, which shall be determined by reducing the Deferral Amounts contributed on behalf of Highly Compensated Eligible Participants in order of the actual deferral percentages beginning with the highest of such percentages.
     (b) Distribution of the Excess Deferral Amount for any Plan Year shall be made to Highly Compensated Eligible Participants on the basis of the dollar amount of Deferral Amounts attributable to each Highly Compensated Eligible Participant. The Plan Sponsor shall determine the amount of Excess Deferral Amounts which shall be distributed to each Highly Compensated Eligible Participant as follows.
     (1) The Deferral Amounts allocated to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Deferral Amounts for the Plan Year to be equal to the dollar amount of the Deferral Amounts allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Deferral Amounts for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Paragraph (1), equals the total Excess Deferral Amounts.
     (2) If the total amount distributed under Paragraph (1) of this Section 3(b) is less than the total Excess Deferral Amounts, the procedure in Paragraph (1) shall be successively repeated until the total dollar amount distributed is equal to the total Excess Deferral Amounts attributable to Highly Compensated Eligible Participants.
     If a distribution of the Excess Deferral Amounts attributable to the Highly Compensated Eligible Participants is made in accordance with Paragraphs (1) and (2) of this Section, the limitations in Section 2 of this Appendix C shall be treated as being met regardless of whether the actual deferral percentage, if recalculated after such distributions, would have satisfied the requirements of Section 2.

SECTION 4
     The Plan Administrator shall have the responsibility of monitoring the Plan’s compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Section 3.1 (a). Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.
SECTION 5
     In addition to any other limitations set forth in the Plan, Matching Contributions under the Plan and the amount of nondeductible employee contributions under the Plan, for each Plan Year must satisfy one of the following tests:
     (a) The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Participants for the Plan Year; or
     (b) The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed the lesser of (1) 200 % of the contribution percentage for all other Eligible Participants for the Plan Year, and (2) the contribution percentage for all other Eligible Participants for the Plan Year plus two (2) percentage points.
Notwithstanding the foregoing, for purposes of this Section 5, the terms Highly Compensated Eligible Participant and Eligible Participant shall not include any Participant who is not eligible to receive a Matching Contribution under the provisions of the Plan, other than as a result of the Participant failing to contribute to the Plan or failing to have an Elective Deferral contributed to the Plan on the Participant’s behalf. The “contribution percentage” for Highly Compensated Eligible Participants and for all other Eligible Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C) and nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan Year. Except to the extent limited by Treasury Regulation Section 1.401(m)-2(a)(6) and any other applicable regulations promulgated by the Secretary of the Treasury, a Plan Sponsor may elect to treat Deferral Amounts and Qualified Nonelective Contributions as Matching Contributions for purpose of determining the “contribution percentage,” provided the Deferral Amounts, excluding those treated as Matching Contributions, satisfy the test set forth in Section 2 of Appendix C. The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Notwithstanding the foregoing, Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for purposes of applying the test contained in Section 2 of this Appendix C shall not be taken into account under this Section 5.

SECTION 6
     If either (a) the Matching Contributions and, if taken into account under Section 5 of this Appendix C, the Deferral Amounts, Qualified Nonelective Contributions and/or Qualified Matching Contributions made on behalf of Highly Compensated Eligible Participants, or (b) the nondeductible employee contributions made by Highly Compensated Eligible Participants exceed the amount permitted under the “contribution percentage test” for any given Plan Year, then, before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, the amount of the Excess Aggregate Contributions attributable to the Plan for the Plan Year under either Section (6)(c)(l) or (2), or both, as adjusted to reflect any income, gain or loss attributable to such contributions through the date the Excess Aggregate Contributions are distributed shall be distributed or, if the Excess Aggregate Contributions are forfeitable, forfeited. The income allocable to such contributions shall be determined in a similar manner as described in the Trust. As to any Highly Compensated Employee, any distribution or forfeiture of his allocable portion of the Excess Aggregate Contributions for a Plan Year shall first be attributed to any nondeductible employee contributions made by the Participant during the Plan Year for which no corresponding Plan Sponsor contribution is made and then to any remaining nondeductible employee contributions made by the Participant during the Plan Year and any Matching Contributions thereon. As between the Plan and any other plan or plans maintained by the Plan Sponsor in which Excess Aggregate Contributions for a Plan Year are held, each such plan shall distribute or forfeit a pro-rata share of each class of contribution based on the respective amounts of a class of contribution made to each plan during the Plan Year. The payment of the Excess Aggregate Contributions shall be made without regard to any other provision in the Plan.
     For purposes of this Section 6, with respect to any Plan Year, “Excess Aggregate Contributions” means the excess of:
     (a) the aggregate amount of the Matching Contributions and nondeductible employee contributions (and any Qualified Nonelective Contributions or Qualified Matching Contributions) and, if taken into account under Section 5 of this Appendix C, the Deferral Amounts actually made on behalf of Highly Compensated Eligible Participants for the Plan Year, over
     (b) the maximum amount of contributions permitted under the limitations of Section 5 of this Appendix C, determined by reducing contributions made on behalf of Highly Compensated Eligible Participants in order of their contribution percentages beginning with the highest of such percentages.
     The determination of the amount of Excess Aggregate Contributions under this Section 6 shall be made after (1) first determining the excess Elective Deferrals under Section 3.1(b) of the Plan and (2) then determining the Excess Deferral Amounts under Section 3 of this Appendix C.
     (c) Distribution or forfeiture of nondeductible employee contributions or Matching Contributions in the amount of the Excess Aggregate Contributions for any

Plan Year shall be made with respect to Highly Compensated Eligible Participants on the basis of the dollar amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant. Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this Section 6. The Plan Sponsor shall determine the amount of Excess Aggregate Contributions which shall be distributed (or forfeited, if forfeitable) to each Highly Compensated Eligible Participant as follows.
     (1) The Matching Contributions and nondeductible contributions allocated to the Highly Compensated Eligible Participant with the highest dollar amount of such contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Matching Contributions and nondeductible contributions for the Plan Year to be equal to the dollar amount of such contributions allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Matching contributions and nondeductible contributions for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Matching Contributions and nondeductible contributions, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Subsection (1), equals the total Excess Aggregate Contributions.
     (2) If the total amount distributed under Paragraph (1) is less than the total Excess Aggregate Contributions, the procedure in Paragraph (1) shall be repeated until the total dollar amount of Matching Contributions and nondeductible contributions distributed is equal to the total Excess Aggregate Contributions attributable to Highly Compensated Eligible Participants.
          If a distribution of the total Excess Aggregate Contributions is made in accordance with Paragraphs (1) and (2) of this Section 6(c), the limitations in Section 5 of this Appendix C shall be treated as being met regardless of whether the actual contribution percentage, if recalculated after such distributions, would have satisfied the requirements of Section 5.
SECTION 7
     Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the ‘actual deferral percentage’ and ‘contribution percentage’ under the Plan.

     Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(l), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the ‘contribution percentage’ and ‘actual deferral percentage’ under the Plan.”
SECTION 8
     Notwithstanding any other provision in this Appendix C to the contrary, to the extent otherwise applicable, the limitations expressed in this Appendix C shall not apply with respect to those Plan Years in which the Plan satisfies the requirements of Code Sections 401(k)(11) and/or 401(k)(12).
SECTION 9
     Effective for Plan Years beginning on and after January 1, 2006, to the extent permitted under the Code and applicable Treasury Regulations, within twelve (12) months after the close of a Plan Year (or within such greater time if permitted by the Internal Revenue Service), the Plan Sponsor, in its sole discretion, may make Qualified Matching Contributions and/or Qualified Nonelective Contributions on behalf of all or one-half (the half with the lowest contribution percentages) of Participants who are not Highly Compensated Employees and who are employed on the last day of the Plan Year to be allocated to their QMAC/QNEC Accounts in an amount sufficient to satisfy one or both of the tests set forth in Sections 2 and 5. For any such Plan Year, the Plan Administrator shall designate whether amounts contributed by a Plan Sponsor pursuant to this Section 9 are to be used to satisfy the test under Section 2 or under Section 5 or, if both, the portion of Qualified Matching Contributions and/or Qualified Nonelective Contributions to be applied towards satisfaction of each test. The allocation of Qualified Matching Contributions and/or Qualified Nonelective Contributions to eligible Participants who are not Highly Compensated Employees with respect to either the test under Section 2 or the test under Section 5 shall be equal to the Participant’s Annual Compensation multiplied by a uniform percentage not to exceed the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate”, as defined under Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(B).

APPENDIX D
MINIMUM DISTRIBUTION REQUIREMENTS
SECTION 1
GENERAL RULES
     (a) Effective Date and Precedence. Effective as of January 1, 2003, the provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.
     (b) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).
     (c) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
SECTION 2
TIME AND MANNER OF DISTRIBUTION
     (a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
     (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     (1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70l/2, if later.
     (2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
     (3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

     (4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than Section 2(b)(1) of this Appendix D, will apply as if the surviving spouse were the Participant.
     For purposes of this Section 2(b) and Section 4 of this Appendix D, unless Section 2(b)(4) of this Appendix D applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(b) of this Appendix D applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.
     (c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Appendix D. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.
SECTION 3
REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME
     (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
     (1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
     (2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
     (b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

SECTION 4
REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH
(a) Death On or After Date Distributions Begin.
     (1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
     (i) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (ii) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
     (iii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(b) Death Before Date Distributions Begin.
     (1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(a).

     (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)(l) of this Appendix D, this Section (b) will apply as if the surviving spouse were the Participant.
SECTION 5
DEFINITIONS
     As used in this Appendix D, the following words and phrases shall have the meaning set forth below:
     (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.7 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-l, Q&A-4, of the Treasury Regulations.
     (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
     (c) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
     (d) Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

     (e) Required Beginning Date. The term “required beginning date” means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires; except that in the case of a Participant described in Section l(b)(2) of Appendix B, the term “required beginning date” means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

APPENDIX E
DEFINITION OF CHANGE IN CONTROL
          For purposes of Section 7.6, a “Change in Control” shall mean the occurrence of any one of the following events:
(a)	An acquisition (other than directly from the Primary Sponsor) of any common stock or other “Voting Securities” (as hereinafter defined) of the Primary Sponsor by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding shares of the Primary Sponsor’s common stock or the combined voting power of the Primary Sponsor’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non- Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Appendix E, (1) “Voting Securities” shall mean the Primary Sponsor’s outstanding voting securities entitled to vote generally in the election of directors and (2) a “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Primary Sponsor or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Primary Sponsor (for purposes of this definition, a “Subsidiary”), (ii) the Primary Sponsor or any of its Subsidiaries, or (iii) any Person in connection with a “Non- Control Transaction” (as hereinafter defined);

(b)	During any period of twenty-four (24) consecutive months, the individuals who at the beginning of such period constitute the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the members of the Board of Directors; provided, however, that if the election, or nomination for election by the Primary Sponsor’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Appendix E, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-l1 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	the consummation of:
(i)	A merger, consolidation or reorganization involving the Primary Sponsor, unless such merger, consolidation or reorganization is a “Non-Control

Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Primary Sponsor where:
(A)	the Primary Sponsor’s stockholders, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization.

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least fifty percent (50%) of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

(C)	no Person other than (i) the Primary Sponsor, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Primary Sponsor, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities or common stock of the Primary Sponsor, has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities or its common stock;
(ii)	A complete liquidation or dissolution of the Primary Sponsor; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Primary Sponsor to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Primary Sponsor which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Primary Sponsor, and after such share acquisition by the Primary Sponsor, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

APPENDIX F
CERTAIN MERGER AND SPINOFF TRANSACTIONS
     The following table sets forth certain corporations or other trades or businesses and the qualified plan and trustee who shall receive the assets specified in resolutions of the Board of Directors.

Name of Plan	Trustee	Assets
INMC Mortgage Holdings, Inc. 40 l(k) Plan	Scudder Trust Company	Employer Contribution Account*; ESOP Account*; Rollover Account; Salary Deferral Contribution Account; Plan Loans

*	Shares of the Primary Sponsor’s common stock shall be transferred in kind.

F-1

APPENDIX G
SPECIAL SERVICE RECOGNITION PROVISIONS AND LOAN ROLLOVERS
     The following table sets forth certain corporations or other trades or businesses acquired by a Plan Sponsor and the degree to which pre-acquisition service shall be recognized hereunder pursuant to Section 1.32(h) hereof and as specified in a resolution of the Board of Directors.

Acquired Company	Recognition of Service	Effective Date

Leshner Financial, Inc.	Pre-acquisition service shall be recognized for purposes of eligibility to participate and vesting.	February 28, 1997

Balboa Life Insurance Company	Pre-acquisition service with Balboa, Textron, AVCO and Associates shall be recognized for purposes of eligibility to participate, vesting and eligibility for matching contributions.	November 30, 1999

Participant loans from the Associates’ Savings and Profit Plan are eligible for rollover.

1st Plus	Pre-acquisition service shall be recognized only for purposes of eligibility to participate and vesting.	April 1, 2000

Bank One Trust Company	Pre-acquisition service shall be	January 1, 2002
National Association	recognized only for purposes of eligibility to participate and vesting.

21st Century Insurance Group	Pre-acquisition service shall be recognized only for purposes of eligibility to participate and vesting.	February 4, 2002

Star Mountain Mortgage	Pre-acquisition service shall be recognized only for purposes of eligibility to participate and vesting.	May 9, 2003

Acquired Company	Recognition of Service	Effective Date

Seattle Mortgage Company	Pre-acquisition service shall be recognized only for purposes of eligibility to participate and vesting.	March 1, 2004

First Northwest Mortgage	Pre-acquisition service shall be recognized only for purposes of eligibility to participate and vesting.	February 1, 2005

KB Home Mortgage Company	Pre-acquisition service shall be recognized only for purposes of eligibility to participate and vesting.	June 30, 2005
Special Rules in Connection with Joint Ventures
Notwithstanding any provisions of the Plan to the contrary, the following rules shall apply in connection with a joint venture to which the Primary Sponsor or Affiliate is a party (a “Joint Venture”):
1.	A Joint Venture is, as determined by the Plan Administrator in its sole discretion, a joint venture, partnership, strategic alliance or other similar arrangement with a third party.

2.	If a Participant or Eligible Employee is employed by or transferred by a Plan Sponsor or Affiliate to a Joint Venture, the following rules apply:
(a)	Such Participants who do not request a distribution at the time of employment by or transfer to the Joint Venture and Eligible Employees who are transferred to or employed by a Joint Venture shall be credited with Vesting Service and Hours of Service for purposes of determining eligibility to participate under the Plan and vested status under the Plan for all continuous service with the Joint Venture.

(b)	If such Participant or Eligible Employee returns to or is rehired directly from the Joint Venture by a Plan Sponsor as an Eligible Employee, with no intervening employment by an employer unrelated to the Joint Venture, he or she will have immediate eligibility for Employer Matching Contributions, Employer Discretionary Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions and Employer limited Profit Sharing Contributions if his or her combined prior service with a Plan Sponsor and service with a Joint Venture satisfy the applicable eligibility requirements therefor.

(c)	If such Participant has an outstanding loan at the time of such employment or transfer, he or she will not be able to repay the loan through payroll deductions, but may continue repayment through other means, as contemplated by the Plan.
3.	Employees of Countrywide KB Homes hired by a Plan Sponsor or Affiliate on and after January 1, 2006 shall be credited with Vesting Service and Hours of Service for purposes of determining eligibility to participate under the Plan, eligibility for Employer Matching Contributions and for Employer Limited Profit Sharing Contributions, and vested status under the Plan based on their service date on record with Countrywide KB Homes.